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Final Transcript

Conference Call Transcript

AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call

Event Date/Time: Oct. 25. 2005 / 7:30AM CT
Event Duration: N/A

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Final Transcript
Oct. 25, 2005/7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
CORPORATE PARTICIPANTS
Donna Kush
Ameritrade Holding Corp. — Managing Director, Corporate Communications
Joe Moglia
Ameritrade Holding Corp. — CEO
Randy MacDonald
Ameritrade Holding Corp. — CFO
Bill Gerber
Ameritrade Holding Corp. — Managing Director, Finance
CONFERENCE CALL PARTICIPANTS
Prashant Bhatia
Citigroup — Analyst
Richard Herr
KBW — Analyst
Rich Repetto
Sandler O’Neill — Analyst
Dave Chamberlain
Pemco — Analyst
Howard Chen
CSFB — Analyst
Mike Vinciquerra
Raymond James — Analyst
Michael Hecht
Banc of America Securities — Analyst
Matt Snowlling
Friedman, Billings, Ramsey — Analyst
PRESENTATION
Operator
Good morning. My name is Lee and I will be your conference facilitator. At this time I would like to welcome everyone to the Ameritrade September quarter and fiscal quarter 2005 earnings call. All lines have been placed on mute to prevent any background noise.
After the speakers’ remarks, there will be a question-and-answer period. [OPERATOR INSTRUCTIONS] Thank you. Miss Kush, you may begin.
Donna Kush - Ameritrade Holding Corp. — Managing Director, Corporate Communications
Thank you, Lee. Good morning, everyone.
By now you should have received a copy of our press release that was faxed or Emailed to you this morning. If you have not, please call our Investor Relations department and we will fax or Email one to you immediately. Otherwise you can view a copy of our release and slides, listen to the call, and submit any questions to us via our website at amtd.com. Also, if you want to contact us directly after the conference call, please call Investors Relations at 800-237-8692.

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Final Transcript
Oct. 25, 2005/7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
Before we begin, I would like to note that this call contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Federal Securities laws. These statements involve risks, uncertainties, and assumptions that may cause actual results to differ materially from those anticipated. Listeners to the call are advised to review the risk factors contained in our most recent annual report on form 10-Q, 10-K, and quarterly report on 10-Q for descriptions of risks, uncertainties, and assumptions related to the forward-looking statements.
In this call, Ameritrade management will discuss some non-GAAP financial measures, specifically, operating margins, EBITDA, expenses excluding advertising, and liquid assets. Listeners to the call can find a reconciliation of these financial measures to the most comparable GAAP financial measures and the other required disclosures in the slide presentation during this call, which can be found, again, on our website at amtd.com.
Please note that this call is intended for investors and analysts and may not be reproduced in the media, in whole or in part, without prior consent of Ameritrade.
At this time I’ll turn the call over to Ameritrade CEO Joe Moglia, who will be followed by Ameritrade’s CFO and CAO, Randy MacDonald. Joe?
Joe Moglia - Ameritrade Holding Corp. — CEO
Thank you, Donna. Good morning, everybody. Welcome to the call.
This is our third consecutive record year in a row. We finished the year at $0.81, with $335 million in net income. That’s up 27% from where we were a year ago. And over the span of the last three years, Ameritrade has generated $744 million in bottom line net income. That’s something, frankly, in a difficult market environment, that we are really very proud of.
When you take a look at the actual quarter itself, there were a number of records that were set. We set records for EPS, net income, pre-tax income, operating margin, EBITDA, and net revenue. When you look at the entire year, I’ve already alluded to the fact the $0.81 and the $335 million were both records. Our pre-tax income, also a record of $545 million or 54%. That was up 24% from where we were a year ago. Our operating margin is at $637 million or 64%, up 17% from where we were a year ago. EBITDA, $572 million, 57%. And net revenue is just about $1 billion.
As far as the rest of the quarter goes, we did average trades per day of 146,000. For the year, we came in at 156,000. So, for October, it is 154. Our ROE for the year came in at 25%. And new accounts, we opened up 372,000. Now, of the 372,000, 327 were opened organically through our advertising and 45,000 through our M&A and acquisition of JB Oxford.
The net account growth for the year was 197,000. We finished the year with 1.735 million qualified accounts. Our client access were 83 billion. And our liquid assets were almost 400 million.
Now, I want to spend a minute and I want to talk about, frankly, where we’re headed over the span of the next couple of years. Our scalability and our operating leverage have been, I believe, to a great degree, our competitive advantages, and they are the reasons why we’ve achieved what we’ve achieved over the span the last three years. If, however, we’re going to maximize our potential and accomplish something really significant over the span of the next several years, we’re if effect going to have to be able to focus on long-term growth and we will do that through our client segmentation strategy and our movement from a marketing organization to a marketing and a sales organization.
With regard to the client segmentation strategy, and we’ve talked about this before. We will continue to emphasize our efforts in the active trader space. But we will very much intensify our efforts in the long-term investor area. The big effort for us is that of the $83 billion of assets that we have, or the almost quarter of a trillion that we’re going to have after we close the deal, the majority of our clients’ assets are still held away from us. So we think by having a legitimate long-term investor suite of products and services, we will significantly have an opportunity to be able to grow our share of wallet. That will help us with our prospects. But we think it will also help us garner greater yield from our current account base. It will make us more of an asset gatherer, and we believe that should command a higher premium with regard to our PE in the marketplace. It will help us with our retention. And it will help us with new accounts. And as far as our clients go, we will offer them now the full spectrum of — going forward, the full spectrum of customization and choice, whether you’re do-it-yourself and you want an electronic execution to simply buy or sell a stock, or whether you want somebody else to actually manage your money or you want a relationship with the branch.
The movement from marketing organization to a marketing and sales will become apparent over the span of the next 12 months or so, especially after we close the deal. A simple example of what that means is just how we will focus on Amerivest. Today the entire effort on Amerivest has

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Final Transcript
Oct. 25, 2005/7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
dominantly been internal and has been all from a marketing perspective. Moving forward, there will be a much greater effort from the branches and from our investment consultants to sell Amerivest works appropriate for our clients.
We just recently relaunched the Amerivest site. We’ve added auto-balancing and auto-investing. For those of you that haven’t seen it, it would only take you a few minutes. I would encourage you to do it. And again, while this has been our dream and our vision all along, the TD acquisition, frankly, leapfrogs our ability to implement our strategy by several years because of the different assets and the products and services that we are getting from them.
Now I want to focus a little bit on what is going to take place as far as the close goes. There are three things that have to take place. First, we’ve got to be able to finance the dividend. We will be doing $2.2 billion, 1.6 of which will be used to pay the dividend itself. We’ll have 300 million of working capital. And we’re going to increase our revolver that’s currently at 105 million to 300 million.
We have already made our presentation to the rating agencies and we’re waiting for them to come back with their final determination of those rates. Citibank will lead the deal and co-led by Merrill, UBS, and JP Morgan.
Second thing that has got to take place is regulatory approval. We’re already done with Hart-Scott-Rodino. And we are awaiting on the New York City Stock Exchange and the NASD. We don’t anticipate any issues as far as they are concerned.
Lastly, we need to be able to come up — provide shareholder approval. Now, on September 12th, we filed the proxy. That was returned to us about a week ago. We’re going to get that refiled within about a week. Now, once the SEC is satisfied, i.e., that means they send the proxy back with no more comments, at that moment we will be ready to go within 24 hours. A mailing will take place immediately, and then there will be a 20-business day wait from the time the proxy gets out to the shareholders’ vote. The vote takes place, and then there is approximately ten business days after that that is basically an administrative waiting period for the New York Stock Exchange. Once that is done, we pay the dividend and then actually close it. We want to get this deal done as soon as possible. But my best guess with regards to an estimate is probably going to be sometime in January.
Now, with regards to the specific SEC comments: eventually all of that information will be a public document. But there’s one thing that we want to be able to highlight and share with you ahead of time. And that is that the SEC has questioned the documentation supporting the accounting treatment of the hedge that we’ve used on our NITE stock on the actual day that we entered into the transaction back in February ‘03. From day one, we have been running both the hedge and the NITE stock through our balance sheet. If it is determined that our documentation is inadequate, we may need to run that hedge through our P&L. If so, there will be no economic impact to either cash flow or our stockholders’ equity, but we will record noncash gains in ‘05 of a penny; ‘04 of two pennies, or $5 and $10 million, respectively; and a noncash charge in ‘03 of $0.07 or $28 million.
We’ve put together a slide, just so this is crystal clear for everybody, and I would like to run you through this now. The heading of the slide is The NITE Position. Now, this is the way that the NITE stock and the NITE hedge has been on our balance sheet all along. The NITE stock in ‘05 lost $4 million in terms of mark to market. But the hedge gained $5 million. The net impact on stockholders’ equity was $1 million. Remember, this was all on our balance sheet. However, if we had to run the hedge itself through the P & L, we would record a noncash charge of $5 million — I’m sorry, a noncash gain of $5 million and an improvement of a penny.
In ‘04, on our balance sheet, the NITE stock lost about 10 million bucks. The NITE hedge gained about that. The net impact to stockholders’ equity was around $1 million. But if we needed to run that through our P & L, we’d achieve a $10 million or a $0.02 noncash gain.
In ‘03 the NITE stock went up about $31 million. The hedge was down about $28 million. So the impact of stockholders’ equity was a positive 3 million and change, but again, if we have to run the hedge through our P & L, we would take a $28 million or $0.07 noncash charge.
I reiterate, there is no economic impact here in terms of our overall cash flow. And we are currently working with the SEC to try to get this wrapped up and resolved.
Now, with regards to our integration preparation, there are some decisions that we have already made that we’ve communicated internally and with TD Waterhouse and we are happy to share with everybody now. We said with regards to personnel and management, we wanted to make sure that we kept the best talent on both teams and consequently, Tom Bradley from Waterhouse will be running our advisory business going forward. John Bunch from Waterhouse will be running our branches and investment consultants, going forward. At Ameritrade, Bryce Engel, who is in charge of all of our brokerage operations, will continue to do that going forward. And Jerry Bartlett, whom we’ve just promoted at Ameritrade to Chief Information Officer, will continue in that role going forward.

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Final Transcript
Oct. 25, 2005/7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
With regard to functionality, we made a decision that we are going to operate the call centers and clearing efforts out of both Omaha and Fort Worth, and we will be closing down the TD Waterhouse efforts in Harborside, New Jersey.
We said when we announced the deal we thought 378 in terms synergies and 200 in terms of revenue opportunities, i.e, a 578 number was what we thought was realistic. We still think that number is realistic. And the next update with regard to the integration and all the things associated with that will take place right after the close. Now remember, a number of you have asked me questions on this, because of the people that are involved in many of these decisions, we will not announce anything externally until it is handled internally first. Hopefully everybody understands why that is the case. So I would anticipate the next update shortly after our close.
With regards to outlook for ‘06, we know that everybody is most interested in what TD/Ameritrade is going to look like. But for the time being, we thought it would be far more simpler and far more accurate to report Ameritrade only and we will update TD/Ameritrade again after the close. If you have any interest in looking at Waterhouse has been doing over the span of the last several months, their information is on the TD website. You can find that by going to td.com; investor relations; financial reports; and then TDW trading volumes. Again, td.com; investor relations; financial reports; and TDW trading volumes.
As always, we’ve given you a sensitivity analysis on the outlook statement that ranges anywhere from 3 to 7% activity rate. But our more specific guidance for the quarter will be 3.8 to 4.8%. And as a point of reference, in ‘05 our activity rate was 4.3%.
I would ask you to go to the slide on our EPS growth. If we come in at 3.8% activity rate for the entire year, we generate around $0.83. If we come in at a 4.8% activity rate for the year, we would generate $1.02. If we repeated the 4.3% activity rate, we come in at $0.93, which is up 15% ahead of last year.
As far as your models go, one thing you may want to keep in mind, in ‘06, we will have a 52-week year. In ‘05, if you recall, we had a 53-week year.
That’s it, as far as our numbers go. Let me turn it over to Randy for greater detail.
Randy MacDonald - Ameritrade Holding Corp. — CFO
All right. Thanks, Joe.
Let’s start with operating leverage. As Joe mentioned, this year was the best in the Company’s history. It also included three of the four best quarters in Ameritrade’s history.
We generated a record $572 million in EBITDA or 57%. When you combine that with $467 million that was earned in fiscal year ‘04, the firm generated more than $1 billion in EBITDA.
Net revenues increased from the same quarter last year by $87 million or 47%, from $187 million to $274 million. That was driven by almost a 100% increase in net interest income and a 26% increase in commission income.
Now, I’ll note that we continue to deliver on our promise of operating leverage, as our revenues increased 47%, yet our earnings per share increased 64%.
Let’s review the income statement and look at the quarter-over-quarter results. Again, this quarter, we move to a more diversified revenue stream. Last year, commissions versus asset and fee-based revenues were a split of 55, 45. This quarter, the split is 47, 53.
Turning specifically to commission income, the commission revenues increased 26% or $27 million over the same quarter last year as a result of an 18% increase in trades per day and five additional trading days in the current quarter.
The commission rate was $13.01 for the September quarter, which was 1% lower than the same quarter last year. That’s slightly higher than what we expect in our outlook statement, and that would be primarily due to greater activity and options trading.

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Final Transcript
Oct. 25, 2005/7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
Turning now to net interest income, the net interest revenue approximately doubled, to $126 million from $63 million in the same quarter last year. The net interest revenue growth is comprised of three things: larger loans plus segregated cash balances earned an extra $69 million. Ameritrade’s securities lending business and other interest earned an extra $26 million. And all of that was offset by an increase in expense from securities lending and interest paid on client credits of $33 million.
Let me drill down, starting with marginal loans, and looking at interest from marginal loans, which increased $26 million to $66 million this quarter. That was primarily due to increased rates. Additionally, balances improved slightly, to $3.6 billion from $3.2 billion, which was at the higher end of our guidance.
The average margin rate earned was 6.86%, which was slightly in excess of our guidance. We typically don’t forecast Fed rate increases, and we experienced two increases in the quarter. So this resulted in interest revenues from margin balances being at the upper end of our range.
Now, the margin rates increased to 6.86% from the same quarter last year of 4.93%. That’s a 193 basis point increase. However, we did not increase the rates we paid on the client cash at the same velocity. Those rates only improved by 43 basis points. Therefore, this resulted in 150 basis points, wider spreads on margin loans from 4.67% in fiscal year ‘04 to 6.17% in fiscal year ‘05.
Turning now to segregated cash, the interest from seg cash increased by $43 million to $70 million this quarter. And that was almost entirely due to increased rates. The average seg cash balances increased only $100 million from the same quarter last year to $7.7 billion this quarter. The average seg cash balances of $7.7 billion were within our guidance, and the average rate earned of 3.35% was up from 1.45% in fiscal year ‘04, or 190 basis points, and that was slightly above our guidance. So for both these reasons, interest revenues from seg cash balanced were at the upper end of our range.
Similar to the spreads on margin loans, our spread on seg cash also widened. They widened by 147 basis points to 266 basis points in fiscal year ‘05 from 119 basis points in fiscal year ‘04.
Now looking at the client credits, client credit interest increased by $12 million to $18 million in the September quarter from $6 million in the same quarter last year. The average client credit balances were $9.4 billion and were at the upper end of our range. The average client credit rates were 69 basis points. They were at the lower end of our range. So that resulted in client credit interest expense of approximately $18 million, which was within our guidance.
The client credit rates increased 43 basis points from 26 basis points in fiscal year ‘04 to 69 basis points this year. So the result is the Company did a great job in controlling interest expense and widening our overall spreads.
Securities lending, the interest revenue earned there and the interest expense paid on the securities lending business increased over the same quarter last year by $24 and $22 million, respectively. So that resulted in a net increase of $2 million over the same quarter last year.
Finally, with regard to other revenue, it was down about $2 million, which primarily resulted from a nonrecurring gain last year from selling a repo instrument.
When looking at the sequential quarter results, so when comparing the September quarter to the June quarter, the net revenues were up $40 million or 17%. The commission revenue increased $16 million or 14%. That was primarily due to 7,000 more trades per day and four more trading days in the current quarter. Additionally, commission per trade increased 2%, primarily due to higher options activity.
Net interest income was up $27 million or 27%. There were three reasons: There were seven more interest days; slightly higher average margin in seg cash balances; and higher spreads earned on these balances.
Other income was down $3 million due to certain reorganization fees received in the June quarter, not recurring this quarter.
Expenses before advertising were $96 million. That was up $23 million or 32% over the same quarter last year. I’ll remind you the starting point of $73 million in the same quarter last year was actually $82 million because of some one-time credits in that quarter. What that means is the comparative increase was actually $14 million.
Then we had some unusual items this quarter. The September quarter this year was one week longer. That resulted in an additional $6 million of expense. There is $5 million of severance payments to some former executives. And we had increased bad debt expense this quarter of $4

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Final Transcript
Oct. 25, 2005/7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
million. Then we add $4 million of variable expenses from 23,000 more trades per day this quarter, and the sum of all of this is $19 million. So, effectively, rather than a $14 million increase in operating cost, we actually experienced a $5 million decrease.
With regard to the bad debt expense, we had transaction review controls over employee trades that were circumvented, which resulted in some unsecured debits. The employees who were involved were terminated or otherwise disciplined. We’ve added controls over employee trades designed to prevent this type of activity.
Looking at expenses relative to the outlook, there were four items outside of our guidance. Employee comp was slightly above our range, due to the severance that I mentioned. Clearing and execution was slightly below the range, as we continue to benefit from favorable rates we’ve negotiated with our vendors. Professional services was below range, as we capitalized the costs related to our electronic asset management and procurement projects; and lastly, other expense was above our range, due to the additional bad debt expense I just mentioned.
Looking at the year-over-year expenses, last year’s expenses, excluding advertising, were $339 million. And this year, they were $366 million. The increase was almost entirely related to annual increases in salaries, the severance that I mentioned above, and about 90 additional associates in our call center for improved service levels.
I’ll now reference you to a slide we have called Dividend Funding. And at the end of September, Joe mentioned we had liquid assets at $397 million. Ameritrade has added over $125 million to liquid assets since the TD transaction was announced at the end of June. This is an historical high, as Ameritrade continues to build its cash position for its share of the $6.00 special dividend.
The purchase agreement calls for both firms to deliver their brokers with excess regulatory capital of 6%. Because liquid assets only includes 5% excess capital, then Ameritrade needs to encumber liquid assets by another 1% or $44 million. We then add to that the net of tax proceeds from the sale of our Canada business. So at close, Ameritrade will need $406 million to fund the first dollar of the $6.00 dividend. So we’d need to earn another $17 million in the December quarter. TD is obligated to also fund $1.00, with another $406 million of contributed capital. So that means the remaining $4.00 of dividend will be funded via committed borrowing of $1.6 billion. That will then get us to the total $2.4 billion we need to fund the $6.00 dividend.
So we had an excellent year of many records and we’re confident that the TD merger has positioned us to continue our strong growth, with active traders, long-term investors, and registered investment advisors.
At this time, Operator, I’d like to turn the call back to you and we’ll take questions.
QUESTION AND ANSWER
Operator
[OPERATOR INSTRUCTIONS] We’ll pause for just a moment to compile the Q-and-A roster. Your first question comes from Prashant Bhatia of Citigroup.
Prashant Bhatia — Citigroup — Analyst
Hi. Just in terms of the margin rates, they moved up about 100 basis points or so this quarter. In your outlook statement you’ve got them moving up, I think, about 40 basis points more. Is it fair to assume, if the Fed keeps raising, you have more flexibility there to go even higher, number one? And is it also fair to say that you’re not seeing a lot of client sensitivity there, because we see the balance essentially higher at the end of the quarter?
Joe Moglia — Ameritrade Holding Corp. — CEO
In terms of question one, Prashant, the answer is yes. There will be more flexibility if, indeed, the Fed continues to tighten. And with regard to the — question two, we do see an inelastic response for the most part from our clients. There are some exceptions to that, but that would be true for the vast majority of the client base.
Prashant Bhatia — Citigroup — Analyst

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Final Transcript
Oct. 25, 2005/7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
Okay. Great. And in terms of the rate paid, I was just wondering if you have any sense of historically — I guess when you were kind of two separate companies, Ameritrade/Datek, and rates were a lot higher, what the actual rates — what the kind of high point was for rates paid to clients versus kind of the outlook statement of 75, 85 bps?
Randy MacDonald — Ameritrade Holding Corp. — CFO
It is a function of what the market will bear. If the question is really getting to spreads, the interesting thing about our business versus banking is that spreads did narrow as interest rates came down. And they are expanding as interest rates are going back up.
On the payment side, it really is a function of what the market will bear. So I’m not sure there really is an answer in terms of what we’re managing to, in terms of net interest spread. Most of my comments were about how we’ve been able to expand our spreads by 190, 193 basis points this year.
Prashant Bhatia — Citigroup — Analyst
Okay. Great. And then just finally, in terms of — I know one of the big decisions you said had to make was the RIA platform. And while, obviously, you’re not going to tell us what you are going to decide on that, could you just walk us through what the thousand or so RIAs on either your platform or the 2000 or so TD’s platform would have to do, once a platform is selected? Do they have to move every single client over to the new platform? How does that work?
Joe Moglia — Ameritrade Holding Corp. — CEO
Prashant, what is going to happen is both our — both the Ameritrade platform and the TD Waterhouse platform will operate simultaneously for a period of time, at which point a decision will be made to move everybody to the TD Waterhouse platform. We think that their platform is far more robust than the current one that we have at Ameritrade. And we don’t anticipate that being too much of a challenge, to move our people eventually over to their platform.
Prashant Bhatia — Citigroup — Analyst
Okay. Great. Thank you.
Joe Moglia — Ameritrade Holding Corp. — CEO
Thank you, Prashant.
Operator
Your next question comes from Richard Herr of KBW.
Richard Herr — KBW — Analyst
Hi, good morning.
Joe Moglia — Ameritrade Holding Corp. — CEO
Hi, Rich.
Richard Herr — KBW — Analyst

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Final Transcript
Oct. 25, 2005/7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
Just briefly on the NITE hedge. It says it — in the Q it states it matures in various states from fiscal year 2006 to 2007. When — can you maybe tell us when you expect these to start maturing? Obviously, I guess on your fiscal year, so should we start to expect them to mature in October 2005?
Randy MacDonald — Ameritrade Holding Corp. — CFO
The first one was a four-year pre-paid forward. And that was the vast majority of it. That was about 5 million shares out of the 7.9 million. So the second two tranches, or roughly around 2.5 million, 2.7 million, I think it was. They were three-year prepaid forwards. So the transactions were entered into back in ‘03. I think the first tranche was done February 27. And we completed it sometime I think around May. So the first tranche was four years and the second two tranches for 2.7 were three-year.
Richard Herr — KBW — Analyst
Okay. That’s helpful. And on the — maybe just an update on the TD Waterhouse acquisition. Any more clarity from the regulators as to whether you expect to receive positive or negative consent on the sweep account?
Randy MacDonald — Ameritrade Holding Corp. — CFO
We have — now, TD is regulated by the New York Stock Exchange. They have three broker dealers. We are regulated by the NASDAQ. TD Waterhouse currently has a sweep program through the NYSE. So we’re working with both regulators now on that sweep program. We’ll let you know when we get a response from them. But I don’t expect any issues.
Richard Herr — KBW — Analyst
Okay. And lastly, Randy, I apologize. You went through this kind of quick, I didn’t catch all of it. The unusual items you were talking about. The 5 million of severance to a former executive. Is that one former executive or several?
Joe Moglia — Ameritrade Holding Corp. — CEO
That would be several.
Richard Herr — KBW — Analyst
Okay. And the bad debt expense — I didn’t catch all of that. It seems like you said there was $4 million of debt expense related to some employee trading?
Randy MacDonald — Ameritrade Holding Corp. — CFO
Yes. We had some Ameritrade employees who circumvented some transaction review controls. And they ended up with some unsecured debits.
Richard Herr — KBW — Analyst
Okay. Thank you very much.
Operator
Your next question comes from Matt Snowling with Friedman, Billings, Ramsey.

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Final Transcript
Oct. 25, 2005/7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
Matt Snowlling — Friedman, Billings, Ramsey — Analyst
I’m actually all set. Thanks.
Joe Moglia — Ameritrade Holding Corp. — CEO
Thanks, Matt. Good question.
Operator
Your next question comes from Rich Repetto of Sandler O’Neill.
Rich Repetto — Sandler O’Neill — Analyst
Hello.
Operator
Mr. Repetto, your line is open.
Rich Repetto — Sandler O’Neill — Analyst
Can you hear me?
Joe Moglia — Ameritrade Holding Corp. — CEO
Can now.
Rich Repetto — Sandler O’Neill — Analyst
I’m not all set though. First, Randy, can you remind us what a Fed rate hike is in EPS? You — in previous quarters you talked about the sensitivity. A Fed rate hike is equal to X —
Randy MacDonald — Ameritrade Holding Corp. — CFO
Of $0.02 a quarter.
Joe Moglia — Ameritrade Holding Corp. — CEO
$0.02 or $0.03.
Randy MacDonald — Ameritrade Holding Corp. — CFO
I think it was $0.025 per quarter.
Joe Moglia — Ameritrade Holding Corp. — CEO
For every 25 basis point move.

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Final Transcript
Oct. 25, 2005/7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
Randy MacDonald — Ameritrade Holding Corp. — CFO
Yes, that’s right, Joe.
Rich Repetto — Sandler O’Neill — Analyst
Okay. So now on the outlook statement, you’ve got the margin lending rate going up. And you’ve got the interest on seg cash going up.
Randy MacDonald — Ameritrade Holding Corp. — CFO
Right.
Rich Repetto — Sandler O’Neill — Analyst
Looks like you’re assuming either 1.5 or 2 fed rate hikes. Is that reasonable?
Randy MacDonald — Ameritrade Holding Corp. — CFO
No, no, actually, that’s a good question, Rich. I probably should have covered that in my comments. But, that rarely reflects what has already transpired. It reflects sort of where we already are. So no, that is not forecasting further rate hikes.
Rich Repetto — Sandler O’Neill — Analyst
Okay. So, like you said in your prepared remarks, you don’t forecast fed rate hikes, is what you said.
Randy MacDonald — Ameritrade Holding Corp. — CFO
That is correct.
Rich Repetto — Sandler O’Neill — Analyst
And so this $0.93 you say — if just things were status quo in regards to trading and in regards to the margin loan run rates, where they are at, that doesn’t include this impact of the EPS from what, at least Bloomberg consensus says, is we’re in store for three Fed rate hikes.
Randy MacDonald — Ameritrade Holding Corp. — CFO
That is a correct statement, Rich.
Rich Repetto — Sandler O’Neill — Analyst
Okay, great. So I would consider $0.93 a pretty conservative number then.
Randy MacDonald — Ameritrade Holding Corp. — CFO
Well, you have a crystal ball that I don’t.
Rich Repetto — Sandler O’Neill — Analyst

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Final Transcript
Oct. 25. 2005/ 7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
No, I certainly don’t.
Randy MacDonald — Ameritrade Holding Corp. — CFO
No, I think we also follow what the futures market is predicting in terms of rate increases. But I think our policy has been pretty consistent over the years to not include those rate hikes unless they materialize.
Rich Repetto — Sandler O’Neill — Analyst
Understood. Understood. The next question is, your month of September was slightly different because your accounting — you end up on Friday of the last month.
Randy MacDonald — Ameritrade Holding Corp. — CFO
Yes.
Rich Repetto — Sandler O’Neill — Analyst
Before, you’ve given us what the — actually the increase in trades were, if you were on a regular calendar, starting the beginning of September, rather than August 29.
Randy MacDonald — Ameritrade Holding Corp. — CFO
Yes, we can — in other words — I’m looking at my guys — we want to normalize September trades per day.
Rich Repetto — Sandler O’Neill — Analyst
Exactly. Yes. Normalize September.
Randy MacDonald — Ameritrade Holding Corp. — CFO
We’ll give that to you. I don’t have that off the top of my head.
Rich Repetto — Sandler O’Neill — Analyst
Okay. And then, Joe, E*TRADE closed their acquisition, surprisingly, relatively quickly. And I was just trying to see, what are the differences between how they were allowed or how they got approval to close Harris Direct as quick, and TD Waterhouse, a bigger transaction. But can you explain — I don’t understand the differences here.
Joe Moglia — Ameritrade Holding Corp. — CEO
Yes, Rich. Number one, the deal that they did was basically a cash transaction that didn’t need shareholders’ approval. Ours was a stock transaction that required shareholders’ approval. Therefore we’ve got to go through all of those respective processes and steps with respect to regulatory agencies. That automatically takes that much longer. Had we bought TD Waterhouse for cash, I think there is a decent chance that the deal may have already been closed. But who knows that?
Rich Repetto — Sandler O’Neill — Analyst

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Final Transcript
Oct. 25. 2005/ 7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
Got you. Got you. And I guess lastly, if the Fed did raise even one Fed rate hike, I know you’ve got concerns — well, it’s clear how it impacts Ameritrade standalone. But you’ve talked about — I know it probably — I guess the biggest positive impact to the acquisition as far as yield curve would be if the curve steepened. Is that correct as well?
Randy MacDonald — Ameritrade Holding Corp. — CFO
That would help us.
Rich Repetto — Sandler O’Neill — Analyst
Okay.
Randy MacDonald — Ameritrade Holding Corp. — CFO
Now, don’t forget that what we’re trying to do is go out on the yield curve, so you’re correct. Our strategy is to take advantage of two-year money rather than overnight money. So you’re absolutely correct. To the extent that the yield curve steepens, that would make the opportunity a bigger opportunity for us.
Rich Repetto — Sandler O’Neill — Analyst
And Randy, I guess my questions are, the benefits that you’re seeing of the Fed rate hikes, you can’t get much more — unless the curve went inverted, which is a possibility. But if you assume that it doesn’t go inverted, the benefits that you’re seeing now from the front end Fed increases, Ameritrade standalone will benefit. And then potentially you could even get a double dip and you could see the sweep benefit, if the curve ever steepened from higher rates, which we expect them to do, to raise.
Randy MacDonald — Ameritrade Holding Corp. — CFO
I can’t disagree with anything you just said.
Rich Repetto — Sandler O’Neill — Analyst
Okay. Thanks, guys. That’s all I had.
Operator
Your next question comes from Steven Chamberlain with Pemco.
Dave Chamberlain — Pemco — Analyst
Hi, this is actually Dave Chamberlain. I’m curious, just on the outlook with regards to the commission rate, is there any reason why you’re coming to $12.5 or $13 versus — it seems like it’s kind of been able to stay stable in the 13th change level. Just curious —
Randy MacDonald — Ameritrade Holding Corp. — CFO
What happens over time — actually, if you look, David, at the history of Ameritrade, that number comes down every year. And it’s mix of business. Our base rate for an equity trade is $10.99. There are also option trades, have contracts with them. So as the business gets bigger and the options become a smaller percentage, the other thing that is an element in there is the payment per order flow. And that’s come down over time. Recently, the last year or two, it did not. It has maintained some stability. But that would account for the slight decrease that you’re seeing. Those two things.

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Final Transcript
Oct. 25. 2005/ 7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
Dave Chamberlain — Pemco — Analyst
Thanks.
Operator
Your next question comes from Howard Chen with CSFB.
Howard Chen — CSFB — Analyst
Good morning, Joe. Good morning, Randy.
Joe Moglia — Ameritrade Holding Corp. — CEO
Good morning, Howard.
Howard Chen — CSFB — Analyst
Joe, you started off by giving your thoughts on growth for the next three years and prospects for the long-term investor space. I know your team, in the past, has been a big proponent of this, the product demand poll rather than pushing product on customers. But do you have any updated thoughts on penetrating that marketplace, with or without incorporating banking products into the suite?
Joe Moglia — Ameritrade Holding Corp. — CEO
Yes. Offhand, Howard, one of the things that we are planning to do — I am not announcing this now. But one of the things we are planning to do is, post-close, is probably have a session with the entire analyst community where we roll out exactly what that client segmentation strategy is, what kind of products — suite of products and services we are providing for each individual in each of the respective segments, how we’re going to handle the advisory business, et cetera. So we are going to roll that out as it becomes more clear, post-close, and we will give everybody an update on that.
The bottom line though, is you can’t have a good long-term investor value proposition if you don’t have the appropriate products that an individual cares about. A great portfolio allocation tool, which we think we will have, a competitive edge on, with regards to Amerivest, and then the other array of products, whether that be fixed-income, mutual funds, what have you. ETFs, etcetera.
Howard Chen — CSFB — Analyst
Great. That’s helpful. I’m looking forward to coming out to Omaha for that.
Joe Moglia — Ameritrade Holding Corp. — CEO
I didn’t say it would be in Omaha, necessarily. [Laughter].
Howard Chen — CSFB — Analyst
And, second question: if I look out at the time between deal announcement and today — in my mind, Fed has raised rates a few more times than you’ve baked in at deal announcement. And you generated more free cash than I had anticipated. So you have a bit more extra cash than expected. Mechanically, shouldn’t that just simply suggest that baseline deal synergies have gone up?

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Final Transcript
Oct. 25. 2005/ 7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
Joe Moglia — Ameritrade Holding Corp. — CEO
I think the answer, mechanically, you would say yes to that. But without the deal actually closing and us have a really exact handle in terms of what the base numbers are in every one of the product areas, every one of the distribution areas, every one of the business areas, we would rather wait until after the close to give you a good solid update on that rather than speculate on individual numbers now.
Howard Chen — CSFB — Analyst
Right. Great. And last question, Randy, it’s a small number, but I noticed you’re no longer providing the stock lending bar revenues in the outlook statement. It had been running at I think about like $5 million a quarter. The first question, what was it this quarter, and is it fair to assume that number is about $5 million still, a quarter, going forward?
Randy MacDonald — Ameritrade Holding Corp. — CFO
Actually, we do break it out on the outlook statement. So in my comments, I mentioned that the — quarter-over-quarter, that increased by $2 million.
Howard Chen — CSFB — Analyst
Oh, okay. Great.
Randy MacDonald — Ameritrade Holding Corp. — CFO
But if you go to the outlook statement, we do break out — it’s the securities lending interest and the securities lending expense are gross. So you can follow that. And so take the net of those two and that’s the number that we use to provide net.
Howard Chen — CSFB — Analyst
Oh, I see. You’ve just grossed it out. That’s helpful. Okay. Great.
Randy MacDonald — Ameritrade Holding Corp. — CFO
No problem.
Howard Chen — CSFB — Analyst
Thanks. Great quarter.
Randy MacDonald — Ameritrade Holding Corp. — CFO
Thank you.
Operator
Your next question comes from Mike Vinciquerra of Raymond James.
Mike Vinciquerra — Raymond James — Analyst

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Final Transcript
Oct. 25. 2005/ 7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
Thanks. Good morning, guys.
Joe Moglia — Ameritrade Holding Corp. — CEO
Good morning, Mike.
Mike Vinciquerra — Raymond James — Analyst
I’m always afraid to get behind line with Rich, because I start out with ten questions, by the time he’s done I’m down to two. But at any rate, I wanted to follow up on something he did hit on, though, which is talking about the benefits you guys have gotten so far with the rate increases versus your outlook for the TD transaction. Now, if I look back at your original presentation, you’re looking for $200 million in benefit. It would seem to me that you’ve already gotten an portion of that $200 million simply by the rise of the short-term rates. And I’m just curious: if the yield curve stayed as it is, Randy, today, would that $200 million incremental, once the transaction closed, actually be a little bit lower because you’ve already gotten some of the benefits? Does that make sense?
Randy MacDonald — Ameritrade Holding Corp. — CFO
I understand the question. The way you said it — let me restate your question. I think the way you said it at the end was a little confusing. Yes, the purpose of getting to $200 million is to take advantage of moving out to two-year money. The fact that overnight money is now approaching two-year money, yes, a lot of the — some of the $200 million, and we’re not quantifying that yet. We’re going to come out with, at close, a very robust call on this. We have to be very careful about what we’re telling you now because we have our proxy out there. And so, yes, the answer to your question is absolutely yes.
And as the yield curve, as Rich mentioned, as the yield curve does become more inclined, there is obviously more opportunity if that yield curve becomes more inclined.
So the first question, have we realized some of the $200 million? Yes. Is there opportunity for more than $200 million if the yield curve becomes more inclined? Yes.
Mike Vinciquerra — Raymond James — Analyst
Makes sense. Thank you very much for that.
Second of all, Joe, you mentioned — you talked a little bit about, in your prepared remarks, the branch strategy and what you’re planning on doing with increasing the sales effort. Can you talk to us about what TD’s branch personnel do today, what are they there for, what service are they providing, are they bringing in sales today, and how you expect that to change once you guys are combined.
Joe Moglia — Ameritrade Holding Corp. — CEO
Today their emphasis is to provide both service and be an asset gatherer in the branches. Going forward, we will handle the vast majority of the service in our call center. And the investment consultants in the branches will be expected to go out, in effect, and sell TD Ameritrade, sell Amerivest, sell the long-term investment — platform and bring in as many assets and business as they possibly can. Again, Mike, we will give you much more color on the specificity behind that after we close in our next follow-up meetings.
Mike Vinciquerra — Raymond James — Analyst
Okay. So there will be some changes in their responsibilities. There will be some retraining and everything like that that probably has to go on.
Joe Moglia — Ameritrade Holding Corp. — CEO
That’s correct.

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Final Transcript
Oct. 25. 2005/ 7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
Mike Vinciquerra — Raymond James — Analyst
Finally, on the impressive increase in your client assets during the quarter, I guess it was up about 10%, can you give us an estimate of the mix between appreciation in client assets versus actually new money brought into the account?
Randy MacDonald — Ameritrade Holding Corp. — CFO
We haven’t typically done that. Why don’t we consider whether we will do that. We do have the information. We’ve never disclosed that. And so that would be a big change in how we present data. Let me take that under advisement.
Mike Vinciquerra — Raymond James — Analyst
Fair enough. Thanks again, guys.
Joe Moglia — Ameritrade Holding Corp. — CEO
Thanks, Mike.
Randy MacDonald — Ameritrade Holding Corp. — CFO
It is positive. I mean, it is absolutely — new money is coming in the term.
Operator
[OPERATOR INSTRUCTIONS] Your next question comes from Rich Repetto of Sandler O’Neill.
Rich Repetto — Sandler O’Neill — Analyst
I love this space so much, I’ve got more questions.
The point I was trying to get here on this net interest income, Randy, if you take a look at — I’m looking at next year, what you’re forecasting. It looks like — I know this quarter had 98 days. It was a big quarter. But you reported 125, 128 — excuse me, 126 million. But next year, with the run rate, it looks like 125 is a pretty good run rate as well for a 91-day interest day quarter.
So I guess my question is, when you annualize that, you get $500 million. $125 time 4. That’s up $100 million from what you reported this year, the $398 or so. To me — what is the incremental margin? If that’s all profit, to me that’s an incremental $0.15, if you tax it and take it on the shares, because you’re saying $0.93 in flat conditions, that would tell me it’s got to be $0.96 or so, plus upside with the Fed rate hikes.
Randy MacDonald — Ameritrade Holding Corp. — CFO
Right. But then the other side is what we’re paying out. Now, that’s why I went to great pains to talk about spreads. And I think Prashant asked a good question at the beginning of the call, which is, we’ve seen expanding spreads for the business. The difference between paying out 69 on cash, client cash, and receiving in a little below 7% on the margin loans, and I think it was 335 on said cash. So the spreads that we’ve seen increase have been about 190 and 193 basis points. Remember that as rates came down, those spreads compressed. Now they are expanding back out.
I think Prashant’s question was, how much can they continue to expand? Isn’t there a point where your net interest margin — it’s not infinite. Market will say, gee, you’re charging us too much in terms of margin loans or you’re not paying us enough on client cash. So what is the net interest margin that you’re managing to?

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Final Transcript
Oct. 25. 2005/ 7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
Rich Repetto — Sandler O’Neill — Analyst
I fully am aware and sensitive to that fact. But the $125 million run rate factors in that spread. It factors in the cost that you’re paying on to clients. So I hear what you’re saying, Randy, but it just seems conservative. Because that $125 is net of what you pay — of what you’re paying the clients.
Randy MacDonald — Ameritrade Holding Corp. — CFO
Go ahead, Bill.
Bill Gerber — Ameritrade Holding Corp. — Managing Director, Finance
Rich, if you’re — you’re exactly right. The additional $100 million or so, that — it was roughly $0.14 a share. So I don’t disagree with your concept.
Randy MacDonald — Ameritrade Holding Corp. — CFO
I don’t think we’re disagreeing, Rich.
Rich Repetto — Sandler O’Neill — Analyst
No, it is actually a good thing. I hear you. I think it is conservative.
Joe Moglia — Ameritrade Holding Corp. — CEO
Rich, I think that’s fair. I think especially since — the key to what is going to happen in ‘06 and ‘07 is going to be the success with which we run and deliver on the integration. Today if we’re just talking about Ameritrade by ourselves as a standalone, if anything, I think it would be prudent to air on the side of being more conservative than not.
Randy MacDonald — Ameritrade Holding Corp. — CFO
But again, I want to emphasize that what has happened in the past 12 months with the number of increases we’ve had, I wouldn’t assume that if you have another four increases that we could increase the spread like we’ve done this year.
Rich Repetto — Sandler O’Neill — Analyst
I fully agree. And that’s why I’m just saying, in a static, if you just took the run rate, it would be $0.14 or $0.15. And anything above that —
Randy MacDonald — Ameritrade Holding Corp. — CFO
Yes, we’re agreeing. Absolutely.
If you remember, at the announcement, we even did that. We took and showed you — or actually, it was the last earnings call — we showed you on a bar chart, we built that slide. Had we not done projections here for purposes of not having too many projections out there while the proxy is out there.
Rich Repetto — Sandler O’Neill — Analyst
Understood. Thanks, guys.

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Final Transcript
Oct. 25. 2005/ 7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
Joe Moglia — Ameritrade Holding Corp. — CEO
Thanks, Rich.
Operator
Your final question is from Michael Hecht with Banc of America.
Michael Hecht — Banc of America Securities — Analyst
Hey, good morning, guys.
Joe Moglia — Ameritrade Holding Corp. — CEO
Good morning, Mike.
Michael Hecht — Banc of America Securities — Analyst
Hey, I just wanted to touch on how your market share number of trades. It seems to me you’ve been pretty consistently losing share the last few quarters. This most recent quarter it looks like your trades are up about 5%. Most of your major competitors seem like they’re up between 10 and many closer to 20%. I mean, I understand there are some timing differences, in terms of when you closed the quarter and that kind of stuff. But can you talk about why you think your customers seem to be trading a little bit less than others? And how you guys plan to address some of the market share slippage.
Joe Moglia — Ameritrade Holding Corp. — CEO
Yes, Mike. One, I agree with you. We see those numbers as well. Secondly, there are two basic reasons why a client — when we do our analysis, we have two reasons why a client leaves. The first one, for those that have greater assets, is because they are choosing to consolidate their accounts at one place. That means, for them, today we don’t have an adequate enough long-term investor solution to satisfy their long-term needs.
For the clients that we have that don’t have much in terms of assets, they may leave primarily because of price. That’s one-two in order, as far as why somebody would leave.
The real focus for us is again to roll out a client segmentation strategy where we have different value propositions for different types of clients. Different price points for different levels of service and different product suites.
Frankly, we probably would have rolled that out by now, had it not been for the TD Waterhouse acquisition. It didn’t make sense to do that when we were trying to integrate both firms. That’s the reason why I say, going forward, when you look the our market share and growth, a big part of us being able to achieve greater numbers in that arena will be the rollout of the client segmentation strategy as well as a movement from a marketing organization to both a marketing and a sales organization.
Michael Hecht — Banc of America Securities — Analyst
Okay. That’s helpful. Thanks.
Is it possible to get any color on just the mix of your trade? I know you guys have a couple of offers out there. The iZone kind of $5.00 trade offer versus the kind of core pricing. Any difference in mix, in terms of where you’re seeing activity, stronger or weaker?
Joe Moglia — Ameritrade Holding Corp. — CEO

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Final Transcript
Oct. 25. 2005/ 7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
We don’t disclose the specificity behind that. But suffice it to say that the vast majority of that comes in on the basic Ameritrade offering at $10.99.
Michael Hecht — Banc of America Securities — Analyst
Okay. On the payment for order flow I think you mentioned that it’s been kind of stable the last year or two. It is still a number less than 5% of overall kind of commissions, just to give us a ballpark of where that is running?
Randy MacDonald — Ameritrade Holding Corp. — CFO
Yes, we’ve never — not in recent years. We’ve not disclosed a specific number. But it is definitely below 10%. It is not very significant to us anymore.
Michael Hecht — Banc of America Securities — Analyst
Okay. And then just the last question, I was wondering if you could give us any color on where some of your margin rates and client credit balance rates and saved cash rates kind of ended the quarter or maybe where they are averaging around today, just to give us a sense of how that compares to the average for the quarter.
Randy MacDonald — Ameritrade Holding Corp. — CFO
Actually, have you gone to the outlook statement? Because we are painfully clear with going through the — both the average balances as well the ending balances. So rather than taking up everybody’s time on the call to do that now, why don’t you take a look at that outlook statement. If you still have a question, Bill, myself, Tim Nowell, we’ll all take your call. But that’s all very, very detailed at amtd.com, at the outlook statement.
Michael Hecht — Banc of America Securities — Analyst
Got it.
Bill Gerber — Ameritrade Holding Corp. — Managing Director, Finance
For ’05. If you look at — this is Bill. If you look at ’05, those rates are static in all categories throughout the year. That’s essentially where we’re at right now.
Michael Hecht — Banc of America Securities — Analyst
Okay. That’s helpful. Thanks.
Operator
At this time, there are no further questions. I’ll now turn it back over for closing remarks.
Joe Moglia — Ameritrade Holding Corp. — CEO
A comment, and that is — a good third of the questions and many of the questions that we got between quarters from different investors and the analysts dealt with, really, what is going to happen with the TD Waterhouse acquisition and what are things really going to look like post-close. We do recognize that. And I think we have always erred on the side of giving the marketplace as much transparency in as many arenas as possible. Our job is to continue to do that. But we thought it would be much more practical and the information would be far more succinct and accurate, just to make sure that we give everybody a really good solid update shortly after we close. So please, bear with us as far as that goes. Remember, we will give you guidance thereafter on a regular basis as well.

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Final Transcript
Oct. 25. 2005/ 7:30AM, AMTD — Q4 2005 Ameritrade Holding Corp. Earnings Conference Call
Having said that, again, we are incredibly proud of the last three years. We’re proud of the record year that we had this year. But as proud as we are of the last two years, I can’t tell you how excited we are as far as our future goes.
Thanks, everybody, for joining our call. Have a happy Halloween and a happy Thanksgiving.
Operator
This does conclude today’s Ameritrade September quarter and fiscal year 2005 earnings call. Thank you for participating. You may now disconnect.

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DISCLAIMER
THE INFORMATION CONTAINED IN THIS TRANSCRIPT IS A TEXTUAL REPRESENTATION OF THE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALL. IN NO WAY DOES THE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THE COMPANY’S WEB SITE OR IN THIS TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE COMPANY’S CONFERENCE CALL ITSELF AND THE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.
Safe Harbor
     The foregoing transcript contains forward-looking statements made by Ameritrade’s management that involve risks and uncertainties. In particular, any projections regarding Ameritrade’s future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts, stock price or the impact of the proposed TD Waterhouse transaction, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. Various factors could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks that could cause actual results to differ materially from those described in the forward-looking statements are detailed from time to time in the documents filed by Ameritrade with the Securities and Exchange Commission, including Ameritrade’s most recent form 10-K and 10-Q.
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade filed a preliminary proxy statement concerning the transaction with the Securities and Exchange Commission (“SEC”) on September 12, 2005. Ameritrade will also file a definitive proxy statement and relevant documents with the SEC in connection with the proposed transaction. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the preliminary proxy statement of Ameritrade described above. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov.